Exhibit 99.1

Contact:

Suzanne Barton

Director, Investor Relations

(801) 584-1138

sbarton@myriad.com

MYRIAD GENETICS ELECTS

FORMER ROCHE MOLECULAR SYSTEMS CEO

HEINER DREISMANN TO ITS BOARD OF DIRECTORS

Salt Lake City, June 10, 2010 – Myriad Genetics, Inc. (NASDAQ: MYGN) announced today that it has elected Heiner Dreismann, Ph.D. to its Board of Directors, effective immediately, increasing the size of the Company’s board from seven members to eight.

“I am extremely pleased to welcome Heiner as our newest member of the Myriad Board of Directors,” said Peter Meldrum, President and Chief Executive Officer of Myriad. “I am certain that his significant breadth of experience in the diagnostic industry and depth of expertise in the field of molecular diagnostics will make an important contribution as we advance our strategy of developing exciting new molecular diagnostic products both in the United States and internationally.”

Dr. Dreismann, age 56, is a seasoned executive with more than 24 years of experience in the health care industry, and is regarded as a pioneer in the early adoption of the polymerase chain reaction (PCR) technique, one of the most ubiquitous technologies in molecular biology and genetics research today. He had a successful career at the Roche Group from 1985 to 2006 where he held several senior positions, including President and CEO, Roche Molecular Systems, Head of Global Business Development, Roche Diagnostics and Member of Roche’s Global Diagnostic Executive Committee. Dr. Dreismann currently serves on the boards of several public and private health care companies. He earned a master of science degree in biology and his doctor of philosophy degree in microbiology/molecular biology (summa cum laude) from Westfaelische Wilhelms University (The University of Münster) in Germany.

About Myriad Genetics

Myriad Genetics, Inc. is a leading molecular diagnostic company focused on developing and marketing novel predictive medicine, personalized medicine and prognostic medicine products. Myriad’s news and other information are available on the Company’s Web site at www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-G

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the anticipated contribution of Dr. Dreismann to the Company and the advancement of the Company’s strategy of developing exciting new molecular diagnostic products both in the United States and internationally. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic products may decline or will not continue to increase at historical rates; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic products in a timely manner, or at all; the risk that licenses to the technology underlying our molecular diagnostic products and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over our products; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our products; the risk of patent-infringement claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2009, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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